UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 3, 2016

CHROMADEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-53290	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10005 Muirlands Boulevard, Suite G, Irvine, California, 92618
(Address of principal executive offices, including zip code)

(949) 419-0288
 (Registrant's telephone number, including area code)

Copies to:
Harvey Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01.	Entry into a Material Definitive Agreement

On June 3, 2016, ChromaDex Corporation, a Delaware corporation (the “Company”) entered into Securities Purchase Agreements (the “Purchase Agreements”) with certain existing stockholders pursuant to which the Company agreed to sell in a registered direct offering a total of 1,117,022 shares of the Company’s common stock, par value of $0.001 per share (the “Shares”), at a purchase price of $4.70 per share.  The Company has not engaged an underwriter or placement agent in connection with this offering. The offering is expected to close on or about June 6, 2016, subject to the satisfaction of customary closing conditions contained in the Purchase Agreements.

The offering is made pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 that was filed with the Securities and Exchange Commission on May 8, 2015 and became effective on June 5, 2015 (File No. 333-203204). The Company filed a prospectus supplement related to the offering on June 3, 2016.

The company intends to use $4,857,948.52 of the net proceeds from the offering to retire in full its outstanding indebtedness owed to Hercules Technology II, L.P. pursuant to the September 29, 2014 loan and security agreement by and among the Company, Hercules Technology II, L.P., as lender, and Hercules Technology Growth Capital, Inc., as agent, pursuant to which Hercules Technology II, L.P. provided the Company with access to a term loan of up to $5,000,000.  The Company intends to use the remaining net proceeds for general corporate purposes.  The Purchase Agreement contains representations and warranties that the respective parties made to, and solely for the benefit of, the other parties thereto in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Purchase Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements or as stated therein and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings and reports with the Securities and Exchange Commission.

The foregoing is only a summary of the material terms of the Purchase Agreements and does not purport to be a complete description of the rights and obligations of the parties thereunder. The foregoing description is qualified in its entirety by reference to the form of Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

A copy of the opinion of Sichenzia Ross Friedman Ference LLP relating to the validity of the issuance and sale of the securities in the offering is attached as Exhibit 5.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Form of Securities Purchase Agreement

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 6, 2016
CHROMADEX CORPORATION By: /s/ Frank L. Jaksch Jr. Name: Frank L. Jaksch Jr. Title: Chief Executive Officer